UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2007

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DATASTAND TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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INDIANA	000-25879	35-2065469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8333 Weston Road, Suite 106

Woodbridge, Ontario L4L 8E2

(Address of Principal Executive Office) (Zip Code)

(416) 626-5346

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 1, 2007, Datastand Technologies, Inc., an Indiana corporation (the “Registrant”), submitted for filing an Amendment to its Articles of Incorporation so as to change the name of the Registrant from “Datastand Technologies, Inc.” to “Metabolic Research, Inc.” Article I of the Articles of Incorporation, which sets forth the name of the Company, was amended in its entirety to provide as follows: "The name of the corporation is Metabolic Research, Inc." The Board of Directors of the Registrant was granted authorization to amend the Articles of Incorporation at a special meeting of the shareholders of the Registrant, held on January 31, 2007.

Section 8 - Other Events

Item 8.01

Other Events.

On January 31, 2007, the Registrant, held a special meeting (the "Meeting") of its shareholders. At the Meeting, the shareholders voted on the approval of an Amendment to the Articles of Incorporation of the Registrant for the purpose of changing the Registrant’s name from “Datastand Technologies, Inc.” to “Metabolic Research, Inc.” A Definitive Proxy Statement with respect to the meeting was filed with the Securities and Exchange Commission on January 9, 2007 and was mailed to holders of record of the outstanding shares of its common stock.

3,141,075 shares of the Registrant’s common stock were represented at the Meeting in person or by proxy. Such shares constituted 51.2 % of the issued and outstanding shares of the Registrant’s common stock as of January 8, 2007, the record date of the Meeting, based on 6,138,126 shares of common stock issued and outstanding as of such date. All 3,141,075 shares present at the Meeting were voted in favor of the name change and the filing of the Amendment to the Articles of Incorporation. No shares voted against such approval.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit	Description

3.1	Articles of Incorporation of the Registrant, filed with the Secretary of State of Indiana**
3.2	Amendment to the Articles of Incorporation of the Registrant*

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*

Attached hereto

**

Previously filed as an exhibit to Form 10-QSB, filed with Securities and Exchange Commission on April 27, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATASTAND TECHNOLOGIES, INC.

By:	/s/ NICK MONTESANO
Nick Montesano Chief Executive Officer, Chief Financial Officer, and Director

Date:  February 1, 2007

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